UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2024

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	NHMD	OTC

Item 8.01 Other Information.

On January 10, 2024, the Company announced a joint venture agreement with a jet fuel allocation holder.  Under the joint venture, the company has the right to sell up to 8 million barrels of jet fuel a month. The Company sells the fuel at a price based on the S&P’s Platts Benchmark, which on January 10, 2024, was $110.14 (North American benchmark) per barrel. The joint venture discussion began in early December 2023, as disclosed in our previous 8-K filings. The joint venture agreement was agreed upon with Omni Commodities, our wholly owned subsidiary.

With the joint venture agreement in place, the company can now engage directly with buyers as the seller of the allotted jet fuel, up to 8 million barrels a month (which can be increased based on demand). The Company has established a network of buyer's agents who we are currently in discussions with to promptly initiate the sales process for the aviation fuel supply under this joint venture agreement.

Additionally, the Company has secured a tank farm in Houston, Texas and Rotterdam, Netherlands and is able to obtain the required tank storage agreements. The tank storage agreement enables us to close on the acquisition of fuel from our Joint Venture partner by moving the fuel to tanks leased by the Company.  This also allows the Company the option to have our buyers to take over our fuel tank to streamline the overall sales transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
9.1*	Press Release Date January 10, 2024

* Filed herewith

2

The information in this Current Report on Form 8-K with respect to Item 8.01 and the Exhibit filed under 9.01 is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2024	Nate’s Food Co.

	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

3